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                                                                  Exhibit 5.1
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                [LETTERHEAD OF HUNTON & WILLIAMS APPEARS HERE]


January 25, 2002


Board of Directors
Precision Auto Care, Inc.
748 Miller Drive, S.E.
Leesburg, Virginia  20175

Registration Statement on Form S-3
4,032,723 Shares of Common Stock to be
Issued Upon Exercise of Non-Transferable Rights
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Gentlemen:

We have acted as counsel to Precision Auto Care, Inc., a Virginia corporation (the "Company"), in connection with the Registration Statement on Form S-3, registration number 333-70968 (the "Registration Statement"), filed under the Securities Act of 1933, as amended, with respect to the registration of (i) non-transferable subscription rights ("Rights") to purchase an aggregate of up to 4,032,723 shares of the Company's Common Stock, $.01 par value per share ("Common Stock" and, together with the Rights, the "Securities"), and (ii) up to 4,032,723 shares of Common Stock issuable upon exercise of the Rights.

In connection therewith, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials, as we have deemed necessary for purposes of the opinions expressed below.

Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

       1. The Company was duly incorporated and is validly existing and in good standing under the laws of the Commonwealth of Virginia.

       2. The Securities have been duly authorized and, upon issuance of the Securities in the manner contemplated in the Registration Statement and the Prospectus included therein, the Securities will be legally issued, fully paid and non-assessable.
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We consent to the filing of this opinion as Exhibit 5.1 to the Registration
Statement and to the reference to this firm under the heading "Legal Matters" therein.

Very truly yours,

/s/ Hunton & Williams